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WEINICK
    SANDERS                                                        1375 BROADWAY
        LEVENTHAL & CO., LLP                           NEW YORK, N.Y. 10018-7010
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            CERTIFIED PUBLIC ACCOUNTANTS                            212-869-3333
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                 CONSENT OF WEINICK SANDERS LEVENTHAL & CO., LLP

                   (INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS)

We consent to the use in Post-Effective Amendment No. 1 to the Registration
Statement of Marc Pharmaceuticals, Inc. as at December 31, 2004 and 2003 and for
the period from February 21, 2001 (Inception) to December 31, 2004 on Form SB-2
under the Securities Act of 1933 of our report dated March 10, 2005 and to the reference to our firm under the heading "Experts" in the Prospectus.

                                        /S/WEINICK SANDERS LEVENTHAL & CO., LLP
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New York, New York
May 24, 2005